UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2014

Veeva Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4637 Chabot Drive, Suite 210

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 452-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 3, 2014, Veeva Systems Inc. (“Veeva”) and salesforce.com, inc. (“salesforce.com”) entered into an Eighth Amendment (the “Amendment”) amending the Amended and Restated Value-Added Reseller Agreement (the “Value-Added Reseller Agreement”) previously entered into between Veeva and salesforce.com on September 2, 2010, as amended. The Amendment extends the term of the Value-Added Reseller Agreement for an additional ten years through September 2025. Pursuant to the Amendment, Veeva will be obligated to meet minimum payment commitments to salesforce.com over the extended term of $500 million, including “true-up” payments of $250 million for the period from March 1, 2014 to September 1, 2020, and $250 million for the period from September 2, 2020 to September 1, 2025. Unit pricing for the existing salesforce.com products used by Veeva remained unchanged by the Amendment. Based on this, Veeva expects no material change to its financial model as a result of the Amendment.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding Veeva’s future financial performance, market growth, the demand for and benefits from the use of Veeva’s solutions, strategies, and general business conditions. Any forward-looking statements contained in this report are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this report. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures or unauthorized access to our customers’ data; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; and (xii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Veeva’s filing on Form 10-Q for the period ended October 31, 2013, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1**	Eighth Amendment, dated March 3, 2014, to Amended and Restated Value-Added Reseller Agreement, dated September 2, 2010, between Registrant and salesforce.com, inc., as amended.

**	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/s/ JOSH FADDIS
Josh Faddis
Vice President, General Counsel

Dated: March 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1**	Eighth Amendment, dated March 3, 2014, to Amended and Restated Value-Added Reseller Agreement, dated September 2, 2010, between Registrant and salesforce.com, inc., as amended.

**	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been submitted separately to the Securities and Exchange Commission.